UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2023

EzFill Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of Principal Executive Offices)

305-791-1169

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Employment Agreements

On January 9, 2023 (the “McConnell Effective Date”), the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Michael McConnell, the Company’s Chief Executive Officer. The Employment Agreement supersedes and replaces all previous agreements and understandings. Pursuant to the Employment Agreement, Mr. McConnell will continue serve as the Company’s Chief Executive Officer. The Amended Employment Agreement terminates on April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. McConnell’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. McConnell with a notice of non-renewal at least 30 days prior to the end of the term.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Executive Officer of the Company, Mr. McConnell will receive: a $100,000 base salary per annum as well as stock issuances at the end of each fiscal quarter in the form of options (“Quarterly Options”) to purchase the Company’s common stock. The Quarterly Options together with the Base Salary shall be referred to as the Base Salary. The value of the Quarterly Options shall be $50,000. The number of Quarterly Options shall be calculated in accordance with the Company’s option valuation practices. The exercise price of the Quarterly Options shall be the price of the closing price of the Company’s common stock on the grant date. The Quarterly Options will be vested as of the grant date and exercisable for a period of five years thereafter. The Company may, in its sole discretion, determine to pay Mr. McConnell cash in lieu of the quarterly stock issuance. Mr. McConnell will also be eligible to receive an annual performance bonus if he meets certain pre-determined periodic key performance indicators which bonus may be up to 40% of the Base Salary. and the Quarterly Options. Mr. McConnell will also be entitled to receive equity incentive awards under the Company’s incentive plan. The aggregate annual incentive award value that Mr. McConnell would be entitled to receive would be up to 50% of the Base Salary, which will be in the form of restricted stock and options as set forth in the Amended Employment Agreement.

Should Mr. McConnell’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of Mr. McConnell’s Base Salary and the Quarterly Options for 3 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. McConnell will be eligible for COBRA benefits until the earlier of 3 months from the end of the month in which he is terminated or eligibility for benefits with another employer.

The Amended Employment Agreement also provides for certain restrictive covenants and non-compete restrictions throughout Mr. McConnell’s employment.

Additionally, on January 12, 2023, the Company entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Arthur Levine, the Company’s Chief Financial Officer. The Employment Agreement supersedes and replaces all previous agreements and understandings. Pursuant to the Employment Agreement, Mr. Levine will continue serve as the Company’s Chief Financial Executive Officer. The Amended Employment Agreement terminates on April 19, 2024, unless sooner terminated pursuant to the terms of the Amended Employment Agreement. On April 19, 2024, Mr. Levine’s employment will be renewed automatically for additional one-year terms, unless the Company provides Mr. Levine with a notice of non-renewal at least 30 days prior to the end of the term.

Pursuant to the Amended Employment Agreement, as compensation for his service as Chief Financial Officer of the Company, Mr. Levine will receive: a $150,000 base salary per annum (the “Base Salary”) as well as stock issuances at the end of each fiscal quarter. The value of the quarterly issuance shall be $37,500. The Quarterly Stock Issuance shall be: (i) 50% in the form of options to purchase the Company’s common stock and (ii) 50% in the form of shares of the Company’s restricted common stock. The number of options shall be calculated in accordance with the Company’s option valuation practices and the number of shares shall be calculated based on the price per share at the close on the grant date. The exercise price of the options shall be the price of the closing price of the Company’s common stock on the grant date. The shares and options issued as part of the Quarterly Stock Issuance will be vested as of the grant date and the options shall be exercisable for a period of five years thereafter. The Company in its sole discretion may determine to pay Mr. Levine cash in lieu of the Quarterly Stock Issuance, if paid in cash he will receive a cash payment of $31,250. If the Agreement is terminated prior to the end of the fiscal quarter, Mr. Levine will receive the pro-rata portion of the Quarterly Stock Issuance.

Mr. Levine will also be eligible to receive an annual performance bonus if he meets certain pre-determined periodic key performance indicators which bonus may be up to 40% of the sum of the Base Salary and the Quarterly Stock Issuance. Mr. Levine will also be entitled to receive equity incentive awards under the Company’s incentive plan. The aggregate annual incentive award value that Mr. Levine would be entitled to receive would be up to 50% of the sum of the Base Salary and the Quarterly Stock Issuance, which will be in the form of restricted stock and options as set forth in the Amended Employment Agreement. The vesting of any awards is set forth in the Amended Employment Agreement between the Company and Mr. Levine.

Should Mr. Levine’s employment with the Company be terminated for Good Reason (as defined in the Amended Employment agreement) or Without Cause (as defined in the Amended Employment Agreement), the Company will (i) continue payment of the sum of Mr. Levine’s Base Salary and Quarterly Stock Issuance for 9 months (which shall not be adjusted for any remaining employment term) and (ii) Mr. Levine will be eligible for COBRA until the earlier of 9 months from the end of the month in which he is terminated or eligible for benefits with another employer.

The Amended Employment Agreement also provides for certain restrictive covenants and non-compete restrictions throughout Levine’s employment.

The foregoing description of the Amended Employment Agreements is qualified in their entirety by the text of the Employment Agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto.

Director Compensation

On January 6, 2022 (the “Effective Date”), EzFill Holdings, Inc. (the “Company”) entered into an Amendment to the Board Member Agreement (the “Amendment”) with Allen Weiss, a member of the Company’s board of directors. Pursuant to the Amendment, Mr. Weiss’ annual compensation for serving as Chairman of the Board of the Company will be $230,000, which will be paid in the form of the Company’s restricted common stock. Mr. Weiss will also be entitled to cash compensation for service on the committees of the board according to the Company’s board compensation structure.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment to Board Member Letter of Agreement between EzFill Holdings, Inc. and Allen Weiss, a copy of which is attached as Exhibit 10.3 hereto.

The Company’s board of directors has also determined that in lieu of their annual cash payment of $40,000 per year and an equivalent stock issuance of $60,000 per year, the board members other than Mr. Weiss will receive an equivalent stock issuance of $130,000 per year with no annual cash payment. The board members will also be entitled to cash compensation for service on the committees of the board according to the Company’s board compensation structure.

Board stock compensation will be granted annually at the Companyʼs annual shareholder meeting and will fully vest in 12 months or one day before the following yearʼs annual meeting whichever is sooner. The number of shares granted will be based on the closing price of the Company share on the effective date of the grant, or the Companyʼs annual shareholder meeting date. Should a Board member leave the Board prior to vesting, that Board member will be awarded a grant on a pro rata basis.

There will no longer be any gross-up payments for executive or board of director stock issuances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Employment Agreement between EzFill Holdings, Inc. and Michael McConnell, dated January 9, 2023.
10.2	Amended and Restated Employment Agreement between EzFill Holdings, Inc. and Arthur Levine, dated January 12, 2023.
10.3	Amendment to Board Member Letter of Agreement between EzFill Holdings, Inc. and Allen Weiss, dated January 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023

EZFILL HOLDINGS, INC.

/s/ Michael McConnell
Michael McConnell
Chief Executive Officer